Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of April 10, 2020, by and among EQUIFAX INC., a Georgia corporation (the “Company”), EQUIFAX LIMITED, a limited company organized under the laws of England and Wales with registered number 02425920 (“Equifax Limited”), EQUIFAX CANADA CO., a company organized under the laws of Nova Scotia (“Equifax Canada”), EQUIFAX AUSTRALIA HOLDINGS PTY LIMITED, a company organized under the laws of Australia with ACN 609 497 494 (“Equifax Australia”, and, together with the Company, Equifax Limited, and Equifax Canada, the “Borrowers”, and each a “Borrower”), the Lenders party hereto and TRUIST BANK, successor by merger to SunTrust Bank, as the Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrowers, the Lenders, and the Administrative Agent are party to that certain Credit Agreement dated as of September 27, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders make certain modifications to the Credit Agreement, and the Administrative Agent and the Lenders party hereto have agreed to such modifications subject to the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

SECTION 1.     Definitions. Unless otherwise specifically defined herein, each term used herein (and in the preamble and recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

SECTION 2.     Amendments to Credit Agreement.

(a)     The following new defined term is hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Cash Netting Amount” means, as of the last day of any fiscal quarter ending on or before September 30, 2021, the amount of unrestricted cash and cash equivalents of the Company and its Consolidated Subsidiaries in excess of $200,000,000; provided that the Cash Netting Amount shall not exceed 50% of Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such date.

(b)     The following definitions in Section 1.01 of the Credit Agreement are hereby amended so that they read, in their entirety, as follows:

“Consolidated EBITDA” means, for any period, as applied to the Company and its Consolidated Subsidiaries without duplication, the sum of the amounts for such period of: (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net

Income has been deducted for (i) Consolidated Interest Expense, (ii) all federal and state income tax expense, (iii) depreciation and amortization expense, (iv) all other non-cash charges (including, without limitation, non-cash compensation expense) (provided that, for the avoidance of doubt, the creation of a reserve or non-cash accrual shall not itself constitute a cash charge in the same period accrued, but the payment of any amounts shall constitute cash charges in the same period paid), (v) for any period ending on or prior to December 31, 2021, out-of-pocket expenses incurred as a result of the September 2017 Cybersecurity Incident consisting of incremental costs to transform the Company’s information technology infrastructure and data security, legal fees and professional services costs to investigate and respond to legal, government and regulatory claims, and costs to provide free product and related support to consumers (less any insurance proceeds related to the September 2017 Cybersecurity Incident actually received for such items), (for the avoidance of doubt, the amounts shall match the amounts released as part of earnings reported on a quarterly basis, as filed in the 8-K of the Company) in an amount not to exceed (x) for any period of four consecutive fiscal quarters ending on or prior to December 31, 2020, $300,000,000 or (y) for any period of four consecutive fiscal quarters ending after December 31, 2020 and on or prior to December 31, 2021, $250,000,000, and (vi) fines, penalties, restitution, settlement payments, charges and similar costs (excluding, for the avoidance of doubt, expenses of the type contemplated by clause (v) above) related to any litigation or governmental or regulatory investigation or proceeding related to the September 2017 Cybersecurity Incident to the extent actually paid in cash (provided that, for the avoidance of doubt, addbacks for items pursuant to this clause (vi) shall not be duplicative of any addbacks for reserves for such items pursuant to clause (iv) above), all of the foregoing as determined and computed on a Consolidated basis in accordance with GAAP; provided that for purposes of calculating Consolidated EBITDA of the Company for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Leverage Ratio, (A) the Consolidated EBITDA of (or attributable to) (1) any other Person, (2) all or substantially all of the business or assets of any other Person or (3) operating division or business unit of any other Person, acquired by, or merged into or consolidated with, the Company or one of its Consolidated Subsidiaries during such Reference Period, in each case under this clause (A), shall be included on a pro forma basis for such Reference Period as if such acquisition, merger or consolidation in connection therewith occurred on the first day of such Reference Period and (B) the Consolidated EBITDA of (or attributable to) (1) any Consolidated Subsidiary whose Capital Stock is sold or otherwise transferred to any Person other than to the Company or to a Consolidated Subsidiary of the Company during such Reference Period such that as a result of such sale or transfer such Consolidated Subsidiary ceases to be a Subsidiary of the Company, (2) assets (whether all or substantially all) of the Company or any Consolidated Subsidiary sold, leased or otherwise transferred to any Person other than to the Company or to a Subsidiary of the Company during such Reference Period or (3) an operating division or business unit of the Company or any Consolidated Subsidiary sold, leased or otherwise transferred to any Person other than to the Company or to a Consolidated Subsidiary of the Company during such Reference Period, in each case under this clause (B), shall be excluded on a pro forma basis for such Reference Period as if the consummation of such sale, lease or other transfer occurred on the first day of such Reference Period so long as the Consolidated EBITDA of (or attributable to) such Capital Stock, asset, operating division or business unit sold or otherwise transferred, exceeds 5% of Consolidated Operating Profit for the immediately preceding Fiscal Year.

“Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) (x) Consolidated Funded Debt on such day minus (y) the Cash Netting Amount, if such day is on or before September 30, 2021, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

“Leverage Ratio Increase Requirements” means, in connection with any request by the Company to increase the Leverage Ratio under Section 8.01 for a four consecutive fiscal quarter period, the following:

(i)    the Company delivers such request in writing to the Administrative Agent at least three (3) Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to the date on which such request is to be given effect;

(ii)    such request is delivered in connection with a Material Acquisition that is permitted hereunder;

(iii)    such election is only given effect for the four consecutive fiscal quarter period following the date on which the applicable Material Acquisition is consummated (by way of example only, if the Material Acquisition is consummated on May 15, 2021, for the fiscal quarters ending June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022); and

(iv)    the Company may not make an election during any period in which a previous election is then in effect, and at least one full fiscal quarter must elapse following the end of any such four fiscal quarter period during which an election is in effect before the Company may make any such additional election.

(c)     Article I of the Credit Agreement is hereby amended by adding the following new Section 1.11:

1.11    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

(d)     Section 8.01 of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

8.01    Maximum Leverage Ratio. As of the end of each fiscal quarter, commencing with the end of the first fiscal quarter ending after the Closing Date, the Borrowers will not permit the Leverage Ratio to be greater than the maximum ratio set forth in the table below opposite fiscal quarter:

Fiscal Quarters Ending On or About:	Maximum Leverage Ratio:
September 30, 2018 through and including March 31, 2019	3.50 to 1.00
June 30, 2019 through and including March 31, 2020	4.00 to 1.00
June 30, 2020 through and including September 30, 2021	4.50 to 1.00
December 31, 2021	4.00 to 1.00
March 31, 2022 and thereafter	3.50 to 1.00

provided that, from and after January 1, 2021, if the Leverage Ratio Increase Requirements are satisfied the Company may elect to increase the maximum ratio set forth in the table above for each of the four consecutive fiscal quarters commencing with the fiscal quarter in which a Material Acquisition is consummated by 0.50 to 1.00 (provided that in no event shall the maximum ratio for any fiscal quarter exceed 4.50 to 1.00); provided further that to the extent any amounts relating to any judgment, order or settlement (with or without a court order) with respect to the September 2017 Cybersecurity Incident are added back to Consolidated EBITDA pursuant to clause (iv) of the definition thereof, then, for purposes of the calculation of the Leverage Ratio, “Consolidated Funded Debt” shall include the actual unpaid amount of any fines, penalties, restitution, settlement payments, charges and similar costs which (i) are final agreed by the parties thereto and, if applicable, approved by or issued by the relevant court or other administrative body and (ii) are owed pursuant to the terms of such judgment, order or settlement after the date of such judgment, order or settlement.

(e)     Section 12.17 of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

12.17    Electronic Signatures. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(f)     Article XII of the Credit Agreement is hereby amended by adding the following new Section 12.22:

12.22    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 12.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(g)     All references in the Credit Agreement to “SunTrust Bank” (other than the reference in the definition of “Existing Credit Agreement”) are hereby amended to refer to “Truist Bank” or “Truist Bank, successor by merger to SunTrust Bank,”, as applicable.

(h)     All references in the Credit Agreement to “Atlanta, Georgia time” are hereby amended to refer to “Charlotte, North Carolina time”.

SECTION 3.     Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)     Each of the representations and warranties made by any Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such earlier date.

(b)     As of the date hereof there exists no Default or Event of Default and immediately after giving effect to this Agreement there will exist no Default or Event of Default.

(c)     Each Borrower has the power and is duly authorized to enter into, deliver, and perform this Agreement.

(d)     This Agreement is the legal, valid, and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms.

SECTION 4.     Conditions Precedent. This Agreement shall become effective only upon satisfaction or waiver of the following conditions precedent:

(a)     Receipt by the Administrative Agent of this Agreement duly executed by each of the Borrowers, the Required Lenders and the Administrative Agent;

(b)     the Administrative Agent’s receipt, on behalf of each Lender signing this Agreement on the date hereof, of an amendment fee equal to 0.10% of such Lender’s Revolving Commitments outstanding under the Credit Agreement as of the date hereof (the “Amendment Fee”), and such Amendment Fee shall be (i) deemed fully earned and due and payable upon satisfaction of all of the other conditions to effectiveness set forth in this Section 4, and (ii) nonrefundable; and

(c)     the Administrative Agent’s receipt of all fees and other amounts due and payable on or prior to the date hereof, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrowers hereunder, under any fee letter, or under any other Loan Document.

SECTION 5.     Miscellaneous Terms.

(a)     Loan Document. This Agreement shall constitute a Loan Document.

(b)     Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrowers.

(c)     No Novation or Mutual Departure. The Borrowers expressly acknowledge and agree that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above, and (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from any Borrower to the Administrative Agent or the Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d)     Ratification. The Borrowers hereby restate, ratify, and reaffirm all of their obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which they are parties effective as of the date hereof.

(e)     Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(f)     Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.

(g)     Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.

(h)     Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(i)     Further Assurances. The Borrowers agree to take, at the Borrowers’ expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(j)     Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(k)     Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:	EQUIFAX INC.

	By:	/s/ M. Gabe Bonfield
	Name:	M. Gabe Bonfield
	Title:	Vice President & Treasurer

EQUIFAX LIMITED

	By:	/s/ Patricio Remon
	Name:	Patricio Remon
	Title:	President Europe

EQUIFAX CANADA CO.

	By:	/s/ Carrie Russell
	Name:	Carrie Russell
	Title:	President Canada
Executed by EQUIFAX AUSTRALIA HOLDINGS PTY LIMITED in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Lisa Nelson	Lisa Nelson
Signature of Director	Name of Director

/s/ Jason Phillips	Jason Phillips
Signature of Director/Company Secretary	Name of Director/Company Secretary

[EQUIFAX – FIRST AMENDMENT

TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT AND LENDERS:	TRUIST BANK, as the Administrative Agent, a L/C Issuer, Swing Line Lender and a Lender

	By:	/s/ David Bennett
	Name:	David Bennett
	Title:	Director

[EQUIFAX – FIRST AMENDMENT

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JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ John Kowalczuk
Name:	John Kowalczuk
Title:	Executive Director

[EQUIFAX – FIRST AMENDMENT

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BANK OF AMERICA, N.A., as a Lender

By:	/s/ Molly Daniello
Name:	Molly Daniello
Title:	Director

[EQUIFAX – FIRST AMENDMENT

TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Karen H. McClain
Name:	Karen H. McClain
Title:	Managing Director

[EQUIFAX – FIRST AMENDMENT

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MIZUHO BANK, LTD., as a Lender

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Executive Director

[EQUIFAX – FIRST AMENDMENT

TO CREDIT AGREEMENT]

CITIBANK, N.A., as a Lender

By:	/s/ Stephen White
Name:	Stephen White
Title:	Senior Vice President

[EQUIFAX – FIRST AMENDMENT

TO CREDIT AGREEMENT]

CITIZENS BANK, NA, as a Lender

By:	/s/ Tyler Stephens
Name:	Tyler Stephens
Title:	Vice President

[EQUIFAX – FIRST AMENDMENT

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FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Dan Komitor
Name:	Dan Komitor
Title:	Managing Director

[EQUIFAX – FIRST AMENDMENT

TO CREDIT AGREEMENT]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Devin Moore
Name:	Devin Moore
Title:	Senior Vice President

[EQUIFAX – FIRST AMENDMENT

TO CREDIT AGREEMENT]

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brandon K. Fiddler
Name:	Brandon K. Fiddler
Title:	Senior Vice President

[EQUIFAX – FIRST AMENDMENT

TO CREDIT AGREEMENT]

REGIONS BANK, as a Lender

By:	/s/ JD Eller
Name:	JD Eller
Title:	Associate

[EQUIFAX – FIRST AMENDMENT

TO CREDIT AGREEMENT]

U.S. BANK N.A., as a Lender

By:	/s/ Ken Gorski
Name:	Ken Gorski
Title:	Vice President

[EQUIFAX – FIRST AMENDMENT

TO CREDIT AGREEMENT]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Kimberly A. Crotty
Name:	Kimberly A. Crotty
Title:	Vice President

[EQUIFAX – FIRST AMENDMENT

TO CREDIT AGREEMENT]

WESTPAC BANKING CORPORATION, as a Lender

By:	/s/ Stuart Brown
Name:	Stuart Brown
Title:	Tier Two Attorney

[EQUIFAX – FIRST AMENDMENT

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